AMENDED AND RESTATED PLEDGE AGREEMENT{PRIVATE }



          THIS AMENDED AND RESTATED PLEDGE AGREEMENT is entered into as of May 14, 1997, between SNAKE RIVER SUGAR COMPANY, an Oregon cooperative (the "COMPANY"), as secured party, and ASC HOLDINGS, INC., a Utah corporation ("AMALGAMATED"; formerly known as The Amalgamated Sugar Company), as debtor.

          WHEREAS, pursuant to a Pledge Agreement and a Limited Recourse Pledge Agreement, each dated January 3, 1997 and each between the Company and Amalgamated (collectively, the "EXISTING PLEDGE AGREEMENTS"), Amalgamated granted to the Company a security interest in the limited liability company interest (the "AGM INTEREST") held by Amalgamated in The Amalgamated Sugar Company LLC, a Delaware limited liability company (the "LLC");

          WHEREAS, Amalgamated granted such security interest in order to secure the obligations of Valhi, Inc. ("VALHI"), the indirect holder of 100% of Amalgamated's outstanding stock under (i) that certain Subordinated Promissory Note dated January 3, 1997, in aggregate principal amount of $37,500,000, issued by Valhi to the Company (the "SUBORDINATED NOTE") and (ii) that certain Limited Recourse Promissory Note dated January 3, 1997, in aggregate principal amount of $212,500,000, issued by Valhi to the Company (the "LIMITED RECOURSE NOTE," and together with the Subordinated Note, the "SNAKE RIVER LOAN NOTES");

          WHEREAS, pursuant to a Deposit Trust Agreement (the "DEPOSIT TRUST AGREEMENT"), dated as of the date hereof, between Amalgamated and Wilmington Trust Company, a Delaware banking corporation, as Resident Trustee, Amalgamated transferred its interest in the AGM Interest to the Amalgamated Collateral Trust (the "TRUST"), in exchange for a 100% Certificate of Beneficial Interest issued by the Trust (the "CERTIFICATE"); and

          WHEREAS, in connection with the transfer of the AGM Interest by Amalgamated to the Trust in exchange for the issuance of the Certificate by the Trust to Amalgamated, Amalgamated and the Company desire to amend and restate the Existing Pledge Agreements in their entirety and combine them into one agreement in order to (i) reflect the change of the name of Amalgamated from The Amalgamated Sugar Company to ASC Holdings, Inc., (ii) acknowledge the transfer of the Collateral (as defined in the Existing Pledge Agreements) to the Trust,
(iii) acknowledge that the security interest in the AGM Interest granted by the Trust pursuant to the Pledge Agreement (SPT) dated as of the date of this Agreement has replaced and superseded the security interest in the AGM Interest granted by the Existing Pledge Agreements, and (iv) grant to the Company a security interest in Amalgamated's interest in the Certificate.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:
               Pledge.  For value received, Amalgamated grants to the Company a security interest (the "SECURITY INTEREST") in (i) the Certificate and the beneficial interest of Amalgamated in the Trust, (ii) following a Snake Loan Default (as defined below), all dividends, distributions and cash from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Certificate and/or the beneficial interest in the Trust and (iii) any other interest of Amalgamated in or relating to the AGM Interest (and following a Snake Loan Default, all proceeds thereof) (the "COLLATERAL"). The Security Interest is created to secure all obligations and indebtedness arising pursuant to the Snake River Loan Notes (the "OBLIGATIONS"). Except as provided below, the Collateral includes all rights to receive future distributions, increases, substitutions, accessions, voting rights or other property or benefits which Amalgamated receives or is entitled to receive or exercise on account of the Collateral. The Collateral shall not include and the Security Interest shall terminate and be automatically released with respect to
(i) rights to Retained Amounts (as defined in the Company Agreement of LLC) accrued prior to a Snake Loan Default and (ii) any cash distributions on account of the Collateral paid or distributed to Amalgamated pursuant to the Deposit Trust Agreement prior to a Snake Loan Default. The Company shall not encumber or dispose, or attempt to encumber or dispose, of the Collateral except in accordance with the provisions of paragraph 8 of this Agreement. "SNAKE LOAN

DEFAULT" means any default under the Snake River Loan Notes permitting or resulting in acceleration of the Snake River Loan Notes.

               Voting and Other Rights.  During the term of this Agreement, so long as the maturity dates of the Snake River Loan Notes have not been accelerated as provided therein, Amalgamated shall have the right to vote the Collateral on all questions. Following acceleration of the maturity date of the Subordinated Note or the Limited Recourse Note pursuant to Section 7 or Section 6 thereof, respectively, Amalgamated's right to vote the Collateral shall terminate (provided that in the case of a partial acceleration of either Snake River Loan Note, Amalgamated's right to vote the Collateral shall terminate only with respect to a portion of the Collateral equal to the portion of the Snake River Loan Note(s) so accelerated).

               Representations.  Amalgamated warrants and represents (i) that there are no restrictions on the transfer of any of the Collateral, other than as set forth in the Deposit Trust Agreement, and (ii) this Agreement constitutes the valid and legally binding obligation of Amalgamated, enforceable in accordance with its terms and conditions, as enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor rights generally, and subject to general principles of equity and public policy considerations. Amalgamated shall, at the request of the Collateral Agent (as defined below), promptly deliver all reasonable further instruments and documents, and take all reasonable further actions, in order to perfect the Security Interest granted herein and to otherwise give effect to the provisions of this Agreement. Amalgamated shall not grant any security interest in the Collateral, other than pursuant to (i) liens for taxes, assessments or other governmental charges not yet due and payable, (ii) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent and (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money).

               Adjustments.  In the event that, during the term of this

Agreement, any reclassification, readjustment or other change is declared or made in the capital structure of the issuer of the Collateral, all new, substituted and additional interests or securities issued in respect of the Collateral by reason of any such change shall be delivered to the Collateral Agent and held by it under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

               Payment of the Snake River Loan Notes.  Upon payment of all principal of and other amounts due on the Snake River Loan Notes, the Security Interest shall be canceled and the Company and the Collateral Agent shall convey to Amalgamated all certificates, documents and other instruments representing the Collateral.

               Rights of the Collateral Agent.  Amalgamated hereby appoints the

Collateral Agent as Amalgamated's attorney-in-fact to do any act which Amalgamated is obligated by this Agreement to do and to do all things deemed necessary by the Collateral Agent (or the Company, after payment in full in cash of the Senior Notes (as defined below)) to perfect the Security Interest and collect, preserve and enforce the Collateral, all at Amalgamated's cost and without any obligation on the Collateral Agent or the Company so to act.

               Default.  If, pursuant to the terms and provisions of the

Subordinated Note or the Limited Recourse Note, the maturity date thereof has been accelerated pursuant to Section 7 or Section 6 thereof, respectively, the Collateral Agent may proceed to enforce payment of such Snake River Loan Note or any part thereof and to exercise any and all rights and remedies in connection with the Collateral provided by the Uniform Commercial Code in force in the State of New York (the "CODE"), as well as other rights and remedies in connection with the Collateral possessed by the Collateral Agent (or the Company, after payment in full in cash of the Senior Notes (as defined below)) under this Agreement. For purposes of the notice requirements of the Code, the Company and Amalgamated agree that notice given at least five (5) business days prior to the taking of any action with respect to which notice is required is reasonable. Except as otherwise provided, all rights and remedies of the Company and Collateral Agent hereunder are cumulative and may be exercised singly or concurrently, and the exercise of any right or remedy shall not be a waiver of any other. Notwithstanding anything in this Agreement to the contrary, Amalgamated shall not be liable to the Company or the Collateral Agent (as defined below) for any deficiency or other amount constituting the Obligations which the Company or the Collateral Agent does not recover or obtain from the Collateral. If the amount received by the Company or the Collateral Agent upon sale of the Collateral is less than the amount of the Obligations, neither the Company nor the Collateral Agent shall have further recourse to any assets or property of Amalgamated.

               Acknowledgment.  Amalgamated hereby acknowledges and agrees that the Company will assign and grant a security interest in all of the Company's rights in, to and under this Agreement and the Collateral to First Security Bank, National Association, as Collateral Agent (the "COLLATERAL AGENT") for the benefit of the holders of the 10.80% Senior Notes due April 30, 2009 (the "SENIOR NOTES") issued by the Company pursuant to the Note Purchase Agreements, each dated May 14, 1997, between the Company and the purchasers referred to therein (the "NOTE PURCHASE AGREEMENTS"), as security for the Company's obligations under the Senior Notes and the Note Purchase Agreements, and thereafter the Collateral Agent shall have all of the rights granted to the Company hereunder. So long as the Collateral Agent has any security interest in this Agreement or the Collateral, the term "COMPANY" shall include the Collateral Agent for all purposes under this Agreement. The Certificate and all other certificates and other instruments which may constitute the Collateral shall be endorsed in blank for transfer, or be accompanied by proper instruments of assignment and transfer properly endorsed in blank, and delivered to the Collateral Agent. After the payment in full in cash of the Senior Notes, all references herein to the Collateral Agent shall be deemed references to the Company.

               Miscellaneous.
                    Parties Bound.  This Agreement shall be binding upon and

inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, receivers, trustees and assigns where permitted by this Agreement.

                    New York Law to Apply.  This Agreement shall be construed in accordance with the Code and other applicable laws of the State of New York.

                    Modification.  This Agreement shall not be amended in any

way except by a written agreement signed by the parties hereto.

                    Severability.  The unenforceability of any provision of this

Agreement shall not affect the enforceability or validity of any other provision hereof.

                    Notice.  Any notice required to be given under this

Agreement or under the Code shall be personally delivered or deposited with the United States Postal Service, postage prepaid, certified with return receipt requested and addressed as follows:

               If to the Company:

                    Snake River Sugar Company
                    2427 Lincoln Avenue
                    Post Office Box 1520
                    Ogden, Utah  84402

               If to Amalgamated:

                    ASC Holdings, Inc.
                    Three Lincoln Centre
                    Suite 1700
                    5430 LBJ Freeway
                    Dallas, Texas 75240

Any party hereto may change the address to which notices to such party are required to be sent by giving notice of such change in the manner provided in this Section 9E. All notices will be deemed to have been received on the date of personal delivery or on the third business day after mailing in accordance with this Section 9E, except that any notice of a change of address will be effective only upon actual receipt.

                    Waiver of Amalgamated.  Amalgamated hereby waives

presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect to collection of the Collateral and the Snake River Loan Notes.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                              ASC HOLDINGS, INC.



                              By:______________________________
                                 Name:
                                 Title:






                              SNAKE RIVER SUGAR COMPANY



                              By:______________________________
                                 Name:
                                 Title: